UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2018
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2018, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved an increase to the base salary of the Company’s Chief Financial Officer, Stephen Smith, from $285,000 to $350,000, effective immediately, in order to bring Mr. Smith’s salary in-line with salaries of chief financial officers of similarly situated public companies. Also on July 30, 2018, the Compensation Committee granted Mr. Smith an option to purchase up to 500,000 shares of the Company’s common stock with an exercise price of $1.80, the closing price of the Company’s common stock on the date of the grant. One-quarter of the stock options vest on the first anniversary of the grant date and the remaining three-quarters of the stock options vest ratably on a monthly basis over the following three years, such that the award will be fully vested on the fourth anniversary of the grant date. Unless otherwise provided in Mr. Smith’s Change in Control and Severance Agreement, the vesting of the stock options will be subject to Mr. Smith’s continued employment with the Company through each applicable vesting date.
The number of shares of the Company’s common stock outstanding as of August 2, 2018 was 60,343,994.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inseego Corp.

By:	/s/ Dennis Calderon
Dennis Calderon
Vice President, Legal Affairs and Corporate Secretary

Date: August 2, 2018